Exhibit 99.1

Longevity Health Holdings Closes Strategic Investment and

Appoints Ram Ajjarapu as Chairman and CEO to Drive Acquisition-Focused Growth

PITTSBURGH, PA, March 17, 2026 – Longevity Health Holdings, Inc. (OTCQB: XAGE) ("Longevity" or the "Company") announced that its Board of Directors has appointed Ram Ajjarapu as Chairman and Chief Executive Officer, effective as of March 16, 2026.

"Ram brings a strong track record of scaling businesses and executing value-creating transactions," said Rajiv Shukla, outgoing Chairman and Chief Executive Officer. "We look forward to his leadership as Longevity seeks to advance its growth strategy through acquisitions as a public company."

"I am excited to join Longevity and help build the Company's acquisition platform," said Mr. Ajjarapu. "My investment and leadership commitment reflect my confidence in Longevity's potential. We intend to pursue disciplined, value-accretive acquisitions that expand our operations, are accretive to earnings, grow profitability, and create long-term value for our stockholders while maintaining a prudent capital structure."

Strategic Investment and Governance

In connection with his appointment, Mr. Ajjarapu made a strategic investment in the Company through a private placement that closed on March 16, 2026, acquiring a significant equity position that aligns his interests with those of Longevity's stockholders and demonstrates his commitment to the Company's long-term success. Mr. Shukla will serve as an advisor to Mr. Ajjarapu to ensure continuity during the leadership transition and will remain a significant shareholder in the Company.

Mr. Ram Ajjarapu Biography

Mr. Ajjarapu, age 57, has served as the Chief Executive Officer of RA Capital Funding LLC since January 2023, the Chief Executive Officer of STP Brokerage Inc. since March 2021, and the Chief Executive Officer of Especially Yours Inc. since July 2025. From March 2024 through October 2024, he also served as Chief Executive Officer of Ashley Stewart Inc. From July 1995 to December 2024, he was the President and Chief Executive Officer of Global Information Technology (GIT), a $50 million revenue company offering IT staff augmentation and consulting services to Fortune 100 companies. With extensive experience in technology, ethanol production, and business management, Mr. Ajjarapu has founded and co-founded multiple successful ventures. He holds a bachelor’s degree in Electronics and Communication Engineering from the Institution of Engineers (India) and an MBA from the University of South Florida.

About Longevity Health Holdings, Inc.

Longevity is a bio-aesthetics company focused on longevity and healthy aging. Longevity has two cosmetic product lines, Elevai Exosomes™ and Carmell Secretome™, that support skin and hair health. All of Longevity's cosmetic skincare and haircare products are tailored to meet the demanding technical requirements of professional care providers and discerning retail consumers. Longevity sells its products in the United States through three distinct channels: business-to-business, direct-to-consumer, and distributor sales.

Forward-Looking Statements

Certain statements in this press release may constitute "forward-looking statements" within the meaning of the United States Private Securities Litigation Reform Act of 1995, as amended to date. Forward-looking statements can be identified by words such as "may," "might," "will," "should," "could," "expects," "plans," "anticipates," "believes," "seeks," "intends," "estimates," "predicts," "potential" or "continue," the negative of these terms and other comparable terminology. These statements involve risks, uncertainties and other factors that may cause actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. Although we believe that we have a reasonable basis for each forward-looking statement contained in this press release, we caution you that these statements are based on a combination of facts and factors currently known by us and our projections of the future, about which we cannot be certain.

Forward-looking statements in this press release include, but are not limited to, statements regarding Longevity's strategy to operate as an acquisition platform, its ability to identify, complete and integrate acquisitions, the anticipated benefits of any such acquisitions, the impact of Mr. Ajjarapu's appointment and investment on the Company's business, operations and stockholder value, and the Company's plans for its product portfolio and commercial initiatives. These forward-looking statements are subject to a number of significant risks and uncertainties that could cause actual results to differ materially from expected results, including, among others, risks related to Longevity's ability to successfully execute its acquisition strategy, obtain sufficient additional capital to fund acquisitions and operations, manage potential dilution from future financing activities, integrate acquired businesses, realize expected synergies, maintain its listing status, respond to competitive pressures, and other risks and uncertainties described under the header "Risk Factors" in Longevity's Annual Report on Form 10-K and in other reports filed with the U.S. Securities and Exchange Commission ("SEC"). Most of these factors are outside of Longevity's control and are difficult to predict. Furthermore, if the forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by Longevity or any other person that the Company will achieve its objectives and plans in any specified time frame or at all. Except as required by law, Longevity undertakes no obligation to publicly update any forward-looking statement contained herein to reflect events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events.

Contact

Bryan Cassaday

bcassaday@healthxage.com